Exhibit 10.1

LOAN AGREEMENT Dated as of April 8, 2021 between
Stabilis Solutions, Inc., a Florida corporation

"Borrower" and
AmeriState Bank,
an Oklahoma state banking corporation

"Bank"

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Loan Agreement"), dated effective as of April 8, 2021, is entered into by and between Stabilis Solutions, Inc., a Florida corporation (the "Borrower"), and AmeriState Bank, an Oklahoma state banking corporation (the "Bank").

RECITALS:

A. Borrower has requested that the Bank make an advancing loan to Borrower in the maximum principal amount of $10,000,000.00, with a final maturity date of April 8, 2031.

B. The Bank is willing to so establish an advancing loan in the maximum principal amount of $10,000,000.00, with a final maturity date of April 8, 2031 (the "Advancing Loan").

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

When used herein, the following terms shall have the following meanings: "Advancing Loan" shall have the meaning assigned to it in Recital B, above.
"Advancing Loan Maturity Date" shall mean April 8, 2031 (insofar as the Advancing
Loan is concerned), unless otherwise extended in writing by the Bank and the Borrower.

"Advancing Note" or "Advancing Notes" shall mean any Note or, collectively, the Notes described in Section 2.2.

“Affiliate” means any owner of 10% or more of the Borrower’s common stock, any person or entity with control over the management of Borrower or Subsidiary of Borrower or any entity owned or controlled by Borrower.

“Affiliate Companies” means Mile High LNG LLC, Stabilis GDS, Inc. (formerly Prometheus Energy Group, Inc.), Stabilis LNG EagleFord LLC, and Stabilis Energy Services, LLC.

“Borrower’s Certificate” means Borrower’s Certificate of even date herewith executed by Borrower.

"Closing" or "Closing Date" shall mean April 8, 2021.

"Collateral" shall have the meaning assigned to that term in Section 3.1 of this
Agreement.

"Collateral List" shall mean the personal property owned by Borrower more particularly described on Exhibit A attached hereto.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Debt Service Coverage Ratio" means the ratio of net operating income plus depreciation, amortization expense and interest on debt service (“Adjusted Operating Income”) to total annual debt service.

"Dollar," "Dollars" and the symbol "$" shall mean lawful currency of the United States of America.

"Environmental Laws" shall mean Laws, including without limitation federal, state or local Laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata), and other Laws relating to (i) Polluting Substances or (ii) the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

"Event of Default" shall mean any of the events specified in Section 8.1 of this Agreement, and "Default" shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

"GAAP" shall mean generally accepted accounting principles applied on a consistent basis in all material respects to those principles so applied in the preceding period. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.

"Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

"Indebtedness" means and include any and all: (i) indebtedness, obligations and liabilities of the Borrower to the Bank incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Loan Agreement or any of the other Loan Documents, and any extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Notes, outstanding standby/performance letters of credit issued by the Bank for the Borrower’s account, if any, and all lawful interest, loan closing fees, service fees, letter of credit fees, facility fees, commitment fees and other similar charges, and all reasonable costs and expenses incurred in connection with the negotiation, preparation, closing, filing and recording of the Loan Documents, including reasonable attorney’s fees and legal expenses; (ii) all reasonable costs and expenses paid or incurred by the Bank, including reasonable attorney’s fees, in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the interest rate provided in the Notes; (iii) all sums expended by the Bank in curing any Event of Default or Default of the Borrower under the terms of this Loan Agreement, the other Loan

Documents or any other writing evidencing or securing the payment of the Notes together with interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the rate of interest specified for the Notes; (iv) all overdraft items, return items and ACH obligations and liabilities of the Borrower owing to the Bank from time to time; and (v) all "Indebtedness", "Obligations" or "Secured Obligations or "Secured Indebtedness" as said terms are defined in the Loan Documents.

"Laws" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

"Lien" shall mean any pledge, security interest, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction)

"Loan Documents" means this Loan Agreement, the Notes, the Security Instruments, the Borrower’s Certificate, and any other applicable security agreements, pledge agreements, subordination agreements, financing statements and all other documents, instruments and certificates and resolutions executed and delivered to the Bank by the Borrower pursuant to the terms, provisions and conditions of this Loan Agreement.

"Material Adverse Effect" means a material negative effect on or material impairment of (i) the validity or enforceability of any Loan Document or the rights, benefits or remedies of the Bank under any Loan Document, (ii) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower, or (iii) the ability of the Borrower to perform or fulfill its obligations under the Loan Documents.

"Note" or "Notes" shall mean individually, or collectively, the Advancing Notes described in Section 2.2 of this Loan Agreement, together with each and every extension, renewal, modification, rearrangement, replacement, substitution, consolidation and change in form of either thereof which may be from time to time and for any term or terms effected.

"Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

"Permitted Encumbrances" shall mean:
(i)    liens, if any, granted to Bank to secure the Indebtedness;
(ii) pledges or deposits to secure the payment of workers' compensation insurance, or funds in connection with workers' compensation, unemployment insurance, pension or social security programs;
(iii) materialman's, mechanics' or warehousemen's liens, and other liens arising in the ordinary course of business where payment is not yet due or which is being contested in good faith or for which adequate cash reserves have been made;

(iv) tax liens, assessments, or other governmental levies imposed, if the same are not yet due and payable, or if the same are being contested in good faith and for which adequate cash reserves have been made; and

(v) liens from good faith deposits to secure public or statutory obligations and deposits such as lease rental deposits, sureties, stays, appeal bonds, customs bonds, or the like, customs, duties or similar charges.

"Permitted Purposes" shall be those permitted uses of funds advanced under the Advancing Loan as specified in United States Department of Agriculture (“USDA”) RD Instruction 4279-B, §4279.190(c) through §4279.190(c)(x) which uses shall occur exclusively at Borrower’s facility located at 3732 US 281, George West, Live Oak County, Texas (“George West Facility”). No funds advanced under the Advancing Loan shall be utilized at any other facility of the Borrower other than the George West Facility.

"Polluting Substances" shall mean all pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in any Environmental Law(s) provided, in the event any Environmental Law(s)is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the Laws of any State or other Tribunal establish a meaning for "hazardous substance," "hazardous waste," "hazardous RCRA/HSWA material," "solid waste" or "toxic substance" which is broader than that specified in any such Environmental Law(s), such broader meaning shall apply.

"Prohibited Purposes" shall mean any activity that is in violation of federal, state or local law or any payment, including principal and interest payments, to an owner of Borrower, a shareholder of Borrower or an Affiliate entity during the term of the Advancing Loan. No funds advanced under the Advancing Loan shall be utilized for any Prohibited Purpose.

"Requirement of Law" means, as to any Person, any requirement or provision of the charter or organization documents of such Person, or of any law, statute, rule, regulation, code or ordinance, or of any order, decree, judgment, injunction or other determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material properties is subject.

"Security Agreement" shall mean the Security Agreement and Assignment of even date herewith executed by certain Affiliates of Borrower in favor of the Bank.

"Security Instruments" means all financing statements, mortgages, assignments, security agreements, pledge agreements, documents or writings of any and all amendments and supplements thereto, granting, conveying, assigning, transferring or in any manner providing the Bank with a security interest in the Collateral as security for the repayment of all or any part of the Indebtedness.
"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

"Taxes" shall mean all taxes, assessments, fees, or other charges or levies from time to time or at any time imposed by any Laws or by any Tribunal.

"Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

"USDA Guarantee" shall have the meaning specified in Section 4.1(T).

ARTICLE II
COMMITMENTS

2.1 Loan Commitment. The Bank agrees, upon the terms and subject to the conditions hereinafter set forth, to make an advancing loan in the maximum principal amount of $10,000,000.00 (hereinafter referred to as the "Commitment") which sum shall be utilized by Borrower as follows:

A.    long term working capital needs of Borrower    $ 9,490,000

B.    for fees and costs associated with the Advancing    $    510,000
Loan and the transactions contemplated hereby

Any funds not utilized for fees and costs as set forth in Section
2.1(B) shall be added to the funds available for Borrower’s working capital needs.

All funds advanced under the Advancing Loans shall be utilized by Borrower solely for Permitted Purposes and none of the funds advanced shall be utilized by Borrower for Prohibited Purposes.

2.2 Advancing Notes. On the Closing Date, the Borrower shall execute and deliver to the order of the Bank ten (10) Advancing Notes in the amount of $1,000,000.00 each, numbered consecutively one (1) through ten (10), each as extended, renewed, restated, changed in form, rearranged, consolidated or otherwise modified from time to time. The Advancing Note bearing number ten (10) shall be designated as the “Unguaranteed Note” and shall not be subject to the USDA Guarantee (as defined in this Loan Agreement). The remaining nine Advancing Notes shall each be subject to the USDA Guarantee. Any advance by Bank under the Advancing Loan and Commitment shall be
10% from the Unguaranteed Note with the remaining amount advanced consecutively under Advancing Notes one (1) through nine (9). For example, an advance of $2,000,000 would be made $200,000 under Advancing Note 10, $1,000,000 under Advancing Note 1 and $800,000 under Advancing Note 2. The Advancing Notes shall advance on the terms and conditions set forth in the Loan Agreement and the Advancing Notes but shall not be revolving notes or re-advance following pay down by the Borrower. All of the remaining payment terms related to Borrower’s Advancing Notes including the applicable interest rate and rate adjustments, payment amounts and due dates and prepayment provisions shall be as set forth in the Advancing Notes, the terms of which are expressly incorporated by reference herein.

2.3 Loan Origination Fee. The Borrower agrees to pay Lender at closing a loan origination fee equal to $100,000.00.

ARTICLE III
SECURITY

3.1 Collateral. The repayment of the Indebtedness shall be secured by a Security Agreement from the Affiliate Companies, to and in favor of the Bank, as secured party, granting Bank a first lien and security interest in the Collateral List, and all proceeds and replacements thereof (including without limitation, all insurance proceeds) (such instrument, together with all future amendments, supplements, restatements, extensions and other modifications thereof, collectively, the "Collateral").

3.2 Additional Collateral. If, at any time during the term of this Agreement, Bank, in good faith, determines based on updated appraisals obtained by Bank, that the ratio of the outstanding principal balance of the Advancing Notes exceeds 70% of the as-is value of the Collateral (such ratio, the “Loan to Value Ratio”), Borrower will, within thirty (30) days after Bank’s written request, provide such additional collateral sufficient to cause the Loan to Value Ratio to be no greater than 70%. Borrower will execute all documents and instruments that are reasonably required to perfect Bank’s security interest in such additional collateral. The security interest in any such additional collateral will secure all of the Indebtedness.

3.3 Financing Statements. The Bank is authorized to file such financing statements, assignments, notices and other documents and instruments as it shall deem necessary or appropriate to perfect and continue the perfection of the security interests created by the Security Instruments. The Borrower hereby acknowledges that all of the Collateral is granted to the Bank as security for the repayment of the Indebtedness and obligations of the Borrower to the Bank. If any portion of the Indebtedness remains unsatisfied, the Bank shall retain its security interest in all of the Collateral until the remaining Indebtedness is paid in full, even if the value of the Collateral far exceeds the amount of Indebtedness outstanding.

3.4 Additional Documents or Instruments. The Borrower agrees to deliver to the Bank such other reports, certificates, data and writings the Bank may request to evidence, perfect, more fully evidence or perfect or evaluate the Bank's continuing security interest in the Collateral.

ARTICLE IV
CONDITIONS PRECEDENT TO LOANS

4.1 Conditions Precedent to Initial Loan. The obligation of the Bank to make the advances under the Loan Commitment is subject to the satisfaction of all of the conditions and requirements set forth in the Form 4279-3, Conditional Commitment, and Attachments to Form RD 4279-3, issued by the United States Department of Agriculture, Rural Development dated March 10, 2021, the terms and conditions of which are incorporated herein as if fully set forth (such document shall be referred to herein as the "USDA Approval"). Additionally, Bank's obligation to make the advance under the Loan Commitment is subject to the following:

A.    No Default.    No Event of Default or Default shall exist on the
Closing Date or on the date of any advance under the Advancing Notes.

B. Representations and Warranties. The representations, warranties and covenants set forth in Article VII shall be true and correct on and as of the Closing Date and on the date of any advance under the Advancing Notes, with the same effect as though made on and as of the Closing Date and on the date of any advance.

C. Borrower’s Certificate. The Borrower shall have delivered to the Bank Borrower’s Certificate, dated as of the Closing Date, certifying (i) to the matters covered by the conditions specified in subsections (a) and (b) of this Section 4.1, (ii) that the Borrower has performed and complied with all of the conditions and requirements of the USDA Approval and any other agreements and conditions required to be performed or complied with by it prior to or on the Closing Date, (iii) to the name and signature of any officer of the Borrower authorized to execute and deliver the Loan Documents and any other documents, certificates or writings and to borrow under this Loan Agreement, and (iv) to such other matters in connection with this Loan Agreement which the Bank shall determine to be advisable. The Bank may conclusively rely on such Borrower’s Certificate until it receives notice in writing to the contrary.

D. Loan Documents/Security Instruments. The Borrower shall have delivered to the Bank the Loan Agreement, the Security Agreement, and other Loan Documents, appropriately executed by all parties, witnessed and acknowledged to the satisfaction of the Bank and dated as of the Closing Date, together with such financing statements, and other documents as shall be necessary and appropriate to perfect the Bank’s security interests in the Collateral covered by said Security Instruments.

E. Notes. The Borrower shall have delivered the Advancing Notes to the order of the Bank, appropriately executed.

F. Fees and Costs. The Borrower shall have paid all fees and expenses in connection with the transactions contemplated by this Agreement and the USDA Approval including but not limited to any USDA Guarantee fees, appraisal fees, attorney fees, loan packaging/consulting fees, filing fees and any other fees or expenses related to the transactions contemplated in this Loan Agreement.

G.    Intentionally Left Blank.

H. Appraisal. The Bank shall have received a chattel appraisal completed in accordance with USPAP Standards 7 and 8 reflecting a fair market value of the existing machinery and equipment Collateral of Borrower of at least $14,611,500. Such appraisal must reflect the age, condition and remaining useful life of the Collateral.

I. Litigation Statement. The Bank shall have received a written statement from Borrower as to (i) the sufficiency of any insurance currently in effect through which any pending litigation may be resolved or satisfied or (ii) which will indicate that any such pending litigation will not have a material adverse effect upon the Mortgaged Premises or on Borrower’s ability to repay the Advancing Notes.

J. Use Restrictions. The Bank shall have received satisfactory evidence that no activity is occurring on the Borrower’s business premises in violation of federal law.
K.    Inspection. The Bank shall have inspected the Collateral to its satisfaction.

L. Financial Statements. The Bank shall have received current financial statements of Borrower.

M. Hazard Insurance. The Bank shall have received proof of Borrower’s purchase of and the issuance by an insurer agreeable to Bank of hazard insurance on the Collateral with bank named as loss payee in an amount at least equal to the amount of the Advancing Notes or the replacement value of the Collateral, whichever is greater. Such hazard insurance shall insure against loss from fire, windstorm, lightning, hail, explosion, riot, civil commotion, aircraft, vehicle, marine, smoke, builder's risk during construction and property damage.

N. Worker's Compensation Insurance. The Bank shall have received proof of Borrower’s purchase of and the issuance by an insurer agreeable to Bank of Worker's Compensation Insurance in accordance with applicable state law.

O.    Intentionally Left Blank.

P. Authority/Organization. The Bank shall have received a certified copy of the certificate of Borrower’s organizational documents filed with the Secretary of State for the state in which each Borrower is organized and the bylaws and limited liability company operating agreement (as applicable) for Borrower, complete with all amendments thereto, and certified copies of all resolutions and other documents required to authorize the execution, delivery and performance of the Loan Documents by Borrower, all in form and substance satisfactory to the Bank. The Bank shall also have received satisfactory written evidence that the Borrower is duly organized, validly existing and in good standing under the laws of the state in which it is organized and in each state in which it has business locations.

Q.    Intentionally Left Blank.

R.    USDA Guaranty Fee. Borrower shall pay the USDA guaranty fee of $180,000.

S. Other Information. The Bank shall have received such other information as the Bank might reasonably require.

T. Loan Note Guarantee. The issuance by the USDA of its Loan Note Guarantee (the “USDA Guarantee”) in an amount equal to at least 90% of the face amount of the Advancing Notes.

U.    Intentionally Left Blank.

V. Closing Opinion. Legal counsel for Borrower shall have delivered to the Bank a closing opinion letter covering customary legal matters concerning Borrower and the Loan Documents in form, scope and substance reasonably acceptable to Bank.

W. Borrower Equity. Borrower must demonstrate to Bank’s satisfaction that, as of the Closing Date, at least one of the following:

(i)    Borrower has at least 10% balance sheet equity; or

(ii)    Borrower has received a cash ownership equity investment equal to at least 10% of Borrower’s total fixed assets before depreciation.

Balance sheet equity will be determined based upon Borrower’s balance sheet prepared in accordance with Generally Accepted Accounting Principles (GAAP) and will not include subordinated debt, intangible assets, bargain purchase gains or appraisal surplus provided that owner subordinated debt issued in exchange for cash injected into Borrower’s business may be included to the extent it remains in the business for the life of the Advancing Notes. Balance sheet equity must be met in the form of either cash or earning assets contributed to Borrower’s business and reflected on Borrower’s balance sheet.

X. Additional Conditions Applicable to Advances Under the Advancing Notes. The obligation of Bank to make advances under the Advancing Notes (“Note Advances”) following the initial advance is subject to the satisfaction of the following conditions (in addition to the continuing satisfaction of and compliance with Section 4.1 (A-W) and the other terms and conditions herein provided):

(i) Request for Note Advances. Each request for a Note Advance shall be approved by an authorized signatory of Borrower and submitted in writing on a request form acceptable to the Bank, specifying the amount of the requested Note Advance for working capital needs of the Borrower and certifying that the Note Advance shall be utilized for Permitted Purposes and that none of the Note Advance shall be utilized for Prohibited Purposes. The Borrower shall be entitled to Note Advances no more frequently than once per calendar month (i.e., at intervals no more frequent than once every thirty (30) days). Conforming requests for payments shall be approved and funded by the Bank within five (5) Business Days of receipt by the Bank.

(ii) Information. The Note Advance request delivered to Bank shall be in a form acceptable to Bank.

(iii) Termination of Loan Advances. At the option of the Bank, Note Advances shall not be made unless (i) this Loan Agreement, the Advancing Notes and the instruments securing performance and payment of the Borrower's obligations thereunder are in full force and effect, and (ii) an Event of Default does not exist under the terms of this Loan Agreement or any instrument executed pursuant to the terms hereof.

ARTICLE V
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Bank that from the date hereof and so long as this Loan Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrower under this Loan Agreement, unless the Bank shall otherwise consent in writing:

5.1    Statements and Reports. The Borrower shall maintain a standard system of accounting and shall furnish to the Bank as soon as practicable, the following:

A. Borrower’s Annual Financial Statements. The Borrower must obtain audited financial statements annually, prepared in accordance with GAAP, and submit them to the Bank within 90 days of the Borrower’s fiscal year end. Financial statements will contain, at a minimum, a balance sheet and a profit and loss statement reflecting the financial condition of the Borrower as of its year end. The Bank is responsible for obtaining all required financial statements from the Borrower, analyzing them, and providing copies of statements with a detailed written analysis to USDA Rural Development within 120 days.

B.    Borrower’s Annual Income Tax Returns. The Borrower shall, within
30 days of the due date including any extension thereof, provide Bank a copy of its annual income tax return.

5.2    Intentionally Left Blank.

5.3 Financial Covenant Compliance Certificate. As soon as practicable after the end of each calendar year and in any event within ninety (90) days following the close of each calendar year, commencing as of March 31, 2023, for the calendar year ending December 31, 2022, the Borrower shall deliver to Bank a certificate, in the form set forth in Exhibit B attached hereto, certifying that Borrower are in compliance with all of the applicable Financial Covenants set forth in Sections 5.12 and 5.13.

5.4 Inspection/ Field Audits/Examinations. Borrower will keep complete and accurate books and records with respect to its obligations to Bank and others and will permit employees and representatives of the Bank (including the independent contractors thereof), upon reasonable notice and at Bank’s expense, to audit, inspect and examine the files and records of Borrower during normal business hours to confirm compliance by the Borrower with the provisions of this Loan Agreement. All such records shall be at all times kept and maintained at the principal offices of Borrower. Bank agrees for itself, its employees, representatives and contractors to maintain the confidentiality of all information it may inspect or review under this Section and shall only utilize any such information for the limited purposes of monitoring compliance with the requirements of this Loan Agreement, evaluating the value of the collateral and monitoring the financial condition of Borrower.

5.5 Maintenance of Legal Existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and affect its legal existence, rights, licensing and franchises and will continue to conduct and operate its business substantially as being conducted and operated presently. The Borrower will remain qualified to conduct business in the jurisdictions where its business premises are located.

5.6 Notice of Default. Immediately upon Borrower becoming aware of any condition or event which constitutes an Event of Default or Default or any default or event of default under any other loan, mortgage, financing or security agreement, the Borrower will give the Bank a written notice thereof specifying the nature and period of existence thereof and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

5.7 Notice of Litigation. Immediately upon becoming aware of the existence of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would (i) materially impair the ability of the Borrower to carry on its business substantially as now conducted, (ii) materially and adversely affect the condition (financial or otherwise) of the Borrower, or (iii) result in monetary damages in excess of
$1,000,000.00, the Borrower will give the Bank a written notice specifying the nature thereof and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

5.8 Notice of Claimed Default. Immediately upon becoming aware that the holder of any note or any evidence of indebtedness or other security of the Borrower has given notice or taken any action with respect to a claimed default or event of default thereunder, if the amount of the note or indebtedness exceeds $250,000.00, the Borrower will give the Bank a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default thereunder and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

5.9 Change of Management/Business Purpose. Within ten (10) days after any change in senior officers, directors or management of the Borrower, the Borrower shall give written notice thereof to the Bank, together with a description of the reasons for the change and a reasonably detailed management succession plan for the Bank's review. This requirement may be satisfied with required SEC filings relative to such events that are provided to Bank by Borrower.

5.10 Requested Information. With reasonable promptness, the Borrower will give the Bank such other data and information relating to the Borrower as from time to time may be reasonably requested by the Bank.

5.11 Maintenance of Employee Benefit Plans. Borrower will maintain each employee benefit plan as to which it may have any liability or responsibility in compliance with ERISA and all other Laws applicable thereto.

5.12 Payment of Indebtedness. The Borrower hereby agrees to pay, when due and owing, all Indebtedness, whether or not evidenced by the Notes.

5.13 Debt-to-Net Worth Ratio. Borrower shall maintain a Debt-to-Net Worth Ratio of not more than 9.1 to 1.0 and shall report thereon to Bank on an annual basis beginning with the year ended December 31, 2022. “Debt-to-Net Worth Ratio” shall be defined as the Borrower’s combined total liabilities divided by Borrower’s book equity as of the last day of each calendar year.

5.14 Debt Service Coverage Ratio. The Borrower will maintain at all times a combined Debt Service Coverage Ratio of not less than 1.2 to 1.0, tested annually beginning December 31, 2022.

5.15 Permits, Authorizations and Approvals. Borrower will obtain and maintain in effect all material permits and licenses which are (i) necessary for it to own and/or operate its business, (ii) material to its business, properties, operations or condition, financial or otherwise, and/or (iii) necessary for it to carry on its business as contemplated to be conducted. Borrower will deliver a copy of such permits and licenses to the Bank upon request and/or a copy of each renewal, modification, supplement or amendment of any such permit upon request. Borrower will notify the Bank within thirty (30) days of any revocation, suspension, or withdraw of any material permit required to be maintained hereby which cannot be corrected by Borrower within 30 days.

5.16 Compliance With Other Laws. Borrower shall comply with all applicable laws, rules, regulations, and all orders of any governmental authority applicable to it or any of its property, business operations or transactions, a breach of which could have a Material Adverse Effect.

5.17 Insurance. Borrower shall maintain insurance of types and in amounts on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts as are consistent in the industry and/or are consistent with the terms of any Loan Documents. All hazard insurance policies shall name the Borrower and the Bank as loss payees, as their respective interest may appear, and shall contain a standard mortgage endorsement acceptable to the Bank. All liability insurance policies shall name as an additional insured the Bank. All providers of insurance and policies, including coverage, amounts, deductibles and exclusions, under this Section shall be subject to approval by Bank.

5.18 Title to Assets and Maintenance. Borrower shall defend and maintain title to all its material properties and assets. Borrower shall keep its assets, both real and personal,

in good order and condition consistent with industry practice and shall make all necessary repairs, replacements and improvements required by the Loan Documents.

ARTICLE VI
NEGATIVE COVENANTS

The Borrower covenant and agree with the Bank that from the date hereof and so long as this Loan Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrower under this Loan Agreement, unless the Bank shall otherwise consent in writing:

6.1 Limitation on Liens. Borrower will not create or suffer to exist any Lien upon any of the Collateral except (i) Liens in favor of the Bank securing the Indebtedness; (ii) Liens (including statutory tax liens to the extent not delinquent) arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits, advances, borrowed money or the deferred purchase price of property or services; and (iii) Liens expressly permitted to exist under the terms of any of the Security Instruments.

6.2 Disposition/Negative Pledge regarding Encumbrance of Collateral and Other Assets. Borrower will not sell or encumber any of the Collateral without first obtaining the Bank's and USDA’s written consent thereto nor will Borrower sell, lease, or transfer Borrower’s other fixed assets, other minor asset sales in the ordinary course of Borrower’s business, without first obtaining the Bank's written consent thereto.

6.3 Distributions/Dividends. Dividends and other distributions of earnings will be limited to an amount that, when taken, will not adversely affect the repayment ability of the Borrower. No dividend payments or other distributions of earnings will be made unless (i) Borrower has earned an after-tax profit in the preceding fiscal year; (ii) the Borrower is and will remain in compliance with the covenants and conditions of the Loan Agreement and the Conditional Commitment; (iii) all Borrower debts are paid to current status; and (iv) prior written concurrence of the Bank is obtained. Additionally, Borrower shall be authorized to make distributions to shareholders of Borrower in the form of cash distributions up to the amount of federal and state income tax liability such shareholders are projected to incur as a result of the earnings of Borrower for the period for which such distribution is made. Any such distributions in the form of cash distributions to shareholders of Borrower for taxes shall only relate to the current accounting period and shall not include prior periods.

6.4 Limitation on Fixed Asset Purchases. Borrower will not invest in additional fixed asset purchases in an annual aggregate of more than $5,000,000 without concurrence of the Bank. Borrower will not lease, sell, or transfer fixed assets without the concurrence of the Bank, other than minor asset sales in the ordinary course of business consisting of assets not serving as collateral for the advancing loan.

6.5 Merger, Consolidation, Acquisition, etc. Borrower will not merge or consolidate with or into any other Person, or permit any Person to merge into the Borrower, or acquire all or substantially all of the assets or properties or capital stock of any other

Person, or adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution; or acquire any properties or assets with the prior written consent of Bank; provided, however, Borrower may enter into letters of intent pertaining to merger, consolidation or acquisition subject to obtaining the Bank’s written consent (which consent shall not be unreasonably withheld) thereto prior to consummation of the transactions contemplated by such letter(s) of intent.

6.6    Intentionally Left Blank.

6.7 Change of Fiscal Year. Borrower will not change its fiscal year from its present fiscal year.

6.8 Change of Business. The Borrower will not engage in any business activity substantially different from or unrelated to present business activities and operations without the prior written consent of Bank.

6.9 Charter and Assumed Names. Borrower will not amend, alter, modify or restate its certificate of formation, articles of incorporation or other applicable charter in any way which would: (i) change the name or adopt a trade name for the Borrower; or (ii) in any manner adversely affect the Borrower’s obligations or covenants to the Bank hereunder.

6.10 Other Agreements. Borrower will not enter into or permit to exist any agreement which: (i) would cause an Event of Default or a Default hereunder; or (ii) contains any provision which would be violated or breached by the performance of Borrower’s obligations hereunder or under any of the other Loan Documents.

6.11 Compensation of Officers and Directors. Compensation of officers and directors will be limited to an amount that, when taken, will not adversely affect the repayment ability of the Borrower. This amount shall be set annually by the Borrower’s Board of Directors or the Compensation Committee of the Board of Directors, if any.

6.12 Outside Loans and Investments. Any new loans or advances to stockholders, owners, officers, or affiliates must be subordinated to the Advancing Loan or converted to stock. No payments shall be made on any such debts unless the Advancing Notes are current and in good standing. This condition does not prevent officers from Forfeiting stock shares in the Borrower for payment of taxes when paying for stock grants and options.

6.13 Co-signing/Guaranteeing Obligations of Others. The Borrower will refrain from co-signing or otherwise becoming liable for obligations or liabilities of others without the concurrence of the Bank.

6.14 Environmental Laws. The Borrower will not cause any violation of applicable Environmental Laws, nor permit any tenant of any portion of the its business premises to cause such a violation, nor permit any environmental lien to be placed on any portion of the Collateral, while the Borrower maintains control of the Collateral. The Borrower and its successors and assigns, agree to defend, indemnify and hold harmless the

Bank and its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns, from and against any and all claims, demands, judgments, settlements, damages, actions, causes of actions, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, including, but not limited to, any cleanup costs, and all expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property, or business or damage to natural resources in connection with the activities of Borrower arising out of the actual, alleged or threatened discharge, dispersal, release, storage, treatment, generation, disposal or escape of any Polluting Substances; or the use, specifications, or inclusion of any product, material or process containing chemicals, the failure to detect the existence or proportion of chemicals in the soil, air, surface water or groundwater, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water, or groundwater-containing chemicals except in each case, to the extent resulting from the gross negligence or willful misconduct of the Bank. The Borrower and its successors and assigns, shall bear, pay and discharge when and as the same becomes due and payable, any and all such judgments or claims for damages, penalties or otherwise against the Bank as described herein, shall hold the Bank harmless for those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth herein. It is agreed that if, and as often as, the Bank is required to become involved in any action or proceeding commenced by any governmental authority or any other Person with respect to storage, disposal or cleanup of any Polluting Substances on Borrower’s business premises or related to the Collateral, the Borrower shall pay to the Bank its reasonable attorney’s fees together with all court costs or other disbursements relating to such action or proceeding, which sums shall be secured by the Collateral. The obligation defined in this paragraph applies to the Borrower’s tenure of ownership related to its business premises and the Collateral.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this Loan Agreement and in consideration thereof, the Borrower incorporate by reference herein all of the representations and warranties set forth in the Borrower’s Certificate of even date herewith and, further, represent, warrant and covenant as follows:

7.1 Litigation. There is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting the Borrower or any properties or rights of the Borrower, which, if adversely determined, would result in a Material Adverse Effect on Borrower. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

7.2 Conflicting Agreements and Other Matters. The Borrower is not in default in the performance of any obligation, covenant, or condition in any agreement to which it is a party or by which it is bound to the extent the same would have, or would reasonably be expected to have in the future, a Material Adverse Effect. The Borrower is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. The Borrower is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of the Borrower to execute the Loan Documents or the performance of any of their respective terms. Neither the execution nor delivery of any of the Loan Documents, nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except those created by the Loan Documents) upon any of the properties or assets of the Borrower pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Closing Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to any award of any arbitrator, or any agreement, instrument or Law to which the Borrower is subject.

7.3 Financial Statements. The financial statements of Borrower furnished to the Bank have been prepared in accordance with GAAP accounting principles, show all material liabilities, direct and contingent of a type reflected on such financial statements, and fairly present the financial condition of the Borrower and the results of their operations for the periods then ended, and since such date there has been no material adverse change in the business, financial condition or operations of the Borrower.

7.4 Purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Bank, the Borrower will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1, referred to in Regulation U, to the foregoing effect. Neither the Borrower nor any agent acting on behalf thereof has taken or will take any action which might cause this Loan Agreement or the Notes to violate any regulation of the Board of Governors of the Federal Reserve System (including Regulations G, T, U and X) or to violate any Securities Laws, state or federal, in each case as in effect now or as the same may hereafter be in effect.

7.5 Compliance with Applicable Laws. The Borrower is in material compliance with all Laws, ordinances, rules, regulations and other legal requirements applicable thereto and the businesses conducted thereby, the violation of which could or would have a Material Adverse Effect on Borrower’s business condition, financial or otherwise.

7.6 Enforceability. Each Loan Document to which Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

7.7 No Legal Bar. The execution, delivery and performance of the Loan Documents, the Security Instruments and the borrowings hereunder will not violate any Requirement of Law or any Contractual Obligation of the Borrower (except those as to which waivers or consents have been obtained and those which would not reasonably be expected to have a Material Adverse Effect), and will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues (except those created by the Loan Documents) pursuant to any Requirement of Law or Contractual Obligation. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect that has had or would reasonably be expected to have a Material Adverse Effect.

7.8 Title to Collateral; Authority. Borrower has full power, authority and legal right to own and operate the properties which it now owns and operates, including the properties it will acquire as part of this Agreement, and to carry on the lines of business in which it is now engaged, and has good title to the Collateral subject to no Lien of any kind except Liens permitted by this Agreement. Borrower has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and the other Loan Documents. Borrower further represents to Bank that any and all after acquired interest in any one or more of the Collateral being concurrently or subsequently assigned of record to Borrower are and shall be deemed encumbered by the Security Agreement in all respects.

7.9 Disclosure. Neither this Agreement nor any other Loan Document or writing furnished to Bank by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrower that is not reflected in the financial statements provided to Bank which materially adversely affects its assets or in the future may materially adversely affect the business, property, assets or consolidated financial condition of Borrower which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to Bank by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby.

7.10 Due Organization/Good Standing. Borrower is duly organized, validly existing, and in good standing as a corporation under the laws of its state of formation.

7.11 Authorization. Borrower has the necessary capacity and authority to enter into this Agreement, the Advancing Notes, and the Security Instruments and to perform and carry out the terms and provisions hereof. The authorized signatory of each of the Borrower has the power and authority to execute singly and deliver this Agreement, the Advancing Notes, the Security Instruments described or defined herein or contemplated hereby.

ARTICLE VIII
EVENTS OF DEFAULT

8.1 Events of Default. The following events shall constitute events of default (herein called "Events of Default"), whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise:

A. The Borrower shall fail to make any payment or mandatory payment of principal or interest upon the Notes, or fail to pay any other Indebtedness within fifteen (15) days after the same shall become due and payable (whether by extension, renewal, acceleration or otherwise); or

B. Any material representation or warranty of the Borrower made herein or in any writing furnished in connection with or pursuant to any of the Loan Documents shall have been false or misleading in any material respect on the date when made; or

C. The Borrower shall fail duly to observe, perform or comply with any covenant, agreement or term contained in this Loan Agreement or any of the Loan Documents and such default or breach shall have not been cured or remedied within thirty (30) days following receipt of notice thereof from the Bank; or

D. The Borrower shall default in the payment of principal or of interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any grace or curative period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created beyond any grace or curative period if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its date of maturity and such default results in a Material Adverse Effect; or

E. Any of the following: (i) the Borrower shall make an assignment for the benefit of creditors, become insolvent or admit in writing its inability to pay its debts generally as they become due; or (ii) an order, judgment or decree is entered adjudicating the Borrower bankrupt or insolvent; or (iii) the Borrower shall petition or apply to any tribunal for the appointment of a trustee, receiver or liquidator of the Borrower or of any substantial part of the assets of the Borrower or shall commence any proceedings relating to the Borrower under any bankruptcy, reorganization, compromise, arrangement, insolvency, dissolution, readjustment of debts, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, against the Borrower and the Borrower by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect for more than ninety (90) days; or (v) any order, judgment or decree materially and adversely affecting the Borrower or the Collateral shall be entered in any proceedings against Borrower or the Collateral and such order, judgment or decree shall remain unstayed and in effect for more than sixty (60) days; or (vi) any final judgment on the merits for the payment of money in excess of $500,000.00, in the aggregate, not adequately covered by insurance shall be outstanding against the Borrower, and such judgment shall remain unstayed and in effect and unpaid for more than sixty (60) days; or (vii) the Borrower shall fail to make timely payment or deposit of any amount of tax required to be withheld by Borrower and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, or any taxing jurisdiction in which Borrower conducts business in respect to any and all wages and salaries paid to employees of Borrower; or

F. Any Reportable Event (as defined in ERISA and/or the Internal Revenue Code) in connection with any Plan described in Section 6.13 which Bank determines in good faith might constitute grounds for the termination of a Plan therein described or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing sixty (60) days after written notice to such effect shall have been given to Borrower by Bank, or any such Plan shall be terminated, or a trustee shall be appointed by an appropriate United States District Court to administer any such Plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan and any such event causes a Material Adverse Effect on Borrower;

G. Any default or event of default occurs under any of the other Loan Documents, and such default or event of default shall not have been cured or remedied within thirty (30) days following receipt of notice thereof from the Bank, excepting default in any payment obligations; or

H. Substantial uninsured damage to, uninsured loss of or uninsured destruction of the Collateral or any uncompensated total or partial taking of any of the Collateral.

8.2 Remedies. Upon the occurrence of any Event of Default, and without prejudice to any right or remedy of the Bank under this Loan Agreement or the Loan Documents or under applicable Law under any other instrument or document delivered in connection herewith, the Bank shall have the following rights which shall not be mutually exclusive of one another:

A. All the rights and remedies at law or equity as may be allowed by law, or pursuant to the provisions of this Agreement, including but not limited to, suit for specific performance of any or all of the covenants contained in this Agreement or in the Notes or suit at law or equity to enforce or enjoin the action or inaction of parties under the provisions of this Agreement.

B.    Declare the Commitment to be terminated.

C. Declare the Notes to be immediately due and payable whereupon the Notes shall become forthwith due and payable without presentment, demand, protest or notice of any kind except as otherwise specifically provided herein, and the Bank shall be entitled to proceed simultaneously or selectively and successively to enforce its rights under the Notes, this Agreement and any of the instruments executed pursuant to the terms hereof, or any one or all of them. Nothing contained herein shall limit the Bank's rights and remedies available under applicable laws.

D. In the event the Bank shall elect to selectively and successively enforce its rights under any of the aforementioned Loan Documents, such action shall not be deemed a waiver or discharge of any other lien, encumbrance or security instrument securing payment of the Notes until such time as the Bank shall have been paid in full all of the Indebtedness. The foreclosure of any lien provided pursuant to this Agreement without the simultaneous foreclosure of all such liens shall not merge the liens granted which are not foreclosed with any interest which the Bank might obtain as a result of such selective and successive foreclosure.

E. No delay or omission on the part of the Bank in exercising any power or right hereunder or under the Notes, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Bank of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Bank. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Bank shall have the right to set off the amount of all the Indebtedness of the Borrower owing to the Bank against, and shall have, and is hereby granted by the Borrower, a lien upon and security interest in, all property of the Borrower in the Bank's possession at or subsequent to such default, regardless of the capacity in which the Bank possesses such property, including but not limited to any balance or share of any deposit, collection or agency account. After an Event of Default all proceeds received by the Bank may be applied to the Indebtedness in such order of application and such proportions as the Bank, in its discretion, shall choose. At any time after the occurrence of any Event of Default, the Bank may, at its option, cause an audit of any and/or all of the books, records and documents of the Borrower to be made by auditors satisfactory to the Bank at the expense of the Borrower. The Bank also shall have, and may exercise, each and every right and remedy granted to it for default under the terms of the Security Instruments and the other Loan Documents. Notwithstanding anything contained herein or in any other Loan Document to the contrary, in the event Bank accepts a cure of any Event of Default, Bank shall not be entitled to exercise any remedies under the Loan Documents unless and until the occurrence of a subsequent Event of Default for which Bank has not accepted a cure.

8.3 Deposits; Setoff. Regardless of the adequacy of any other collateral held by the Bank, any deposits or other sums credited by or due from the Bank to Borrower shall at all times constitute collateral security for the Indebtedness, and may be set off against any Indebtedness in any manner the Bank shall choose and any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising to the Bank. The rights granted by this Section 8.3 shall be in addition to the rights of the
Bank under any statutory banker's lien or the common law right of set-off.

8.4 Application of Payments. During the continuation of any Event of Default, all payments received by the Bank in respect of the Advancing Notes, recoveries upon any portion of the Collateral, or otherwise, may be applied by the Bank to any liabilities, obligations or indebtedness of the Borrower selected by the Bank in its sole and exclusive discretion.

ARTICLE IX MISCELLANEOUS

9.1 Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be mailed by certified mail, postage prepaid, to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:
If to the Borrower, to:    Stabilis Solutions, Inc.
11750 Katy Freeway, Suite 900
Houston, Texas 77079
Attn: Chief Financial Officer

If to the Bank, to:    AmeriState Bank
P.O. Box 718
Atoka, Oklahoma 74525-0718

All notices, requests, consents and demands hereunder will be effective when mailed by certified mail, postage prepaid, addressed as aforesaid.

9.2 Governing Law and Jurisdiction. This Agreement and the Notes shall be deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

9.3 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Bank. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Loan Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Bank. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

9.4 Place of Payment. All sums payable hereunder shall be paid in immediately available funds to the Bank, at its banking offices at 131 S. Pennsylvania Ave., Atoka, Oklahoma 74525-2431, or at such other place as the Bank shall notify the Borrower in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

9.5 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrower hereunder shall be deemed to constitute representations and warranties by the Borrower.

9.6 Parties in Interest. All covenants, agreements and obligations contained in this Loan Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrower may not assign its rights or obligations hereunder without the prior written consent of the Bank.

9.7 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN SUCH LOAN DOCUMENT AND TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY BANK TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE THE BANK IS LOCATED.

A. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE MORTGAGE, AT THE OPTION OF BANK, SHALL BE INSTITUTED IN EITHER THE DISTRICT COURT OF ATOKA COUNTY, OKLAHOMA, OR ANY JURISDICTION WHERE ANY COLLATERAL MAY BE LOCATED, AND BY EXECUTION AND DELIVERY OF THIS LOAN AGREEMENT, THE BORROWER IRREVOCABLY AND UNCONDITIONALLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION (BOTH SUBJECT MATTER AND PERSON) OF SUCH COURT, AND (II) WAIVES (A) ANY OBJECTION THAT THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY OF SUCH COURTS, AND (B) ANY CLAIM THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE BANK FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

B. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK OR ANY HOLDER OF A

NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR ITS PROPERTIES IN ANY OTHER JURISDICTION.

9.8 Maximum Interest Rate. Regardless of any provision herein, the Bank shall never be entitled to receive, collect or apply, as interest on the Indebtedness any amount in excess of the maximum rate of interest permitted to be charged by the Bank by applicable Law, and, in the event the Bank shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to other Indebtedness and then to the reduction of principal; and, if the other Indebtedness and principal are paid in full, then any remaining excess shall forthwith be paid to the Borrower.

9.9 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Loan Agreement by signing such counterpart. Delivery of an executed counterpart of a signature page to this Loan Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Loan Agreement.

9.11 Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Loan Agreement and the Security Instruments and agrees that it is charged with notice and knowledge of the terms of this Loan Agreement and the Security Instruments; that it has in fact read this Loan Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Loan Agreement; that it has been afforded the option to be represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Loan Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Loan Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Loan Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Loan Agreement and the Security Instruments on the basis that the party had no notice or knowledge of such provision or that the provision is not "conspicuous."

9.12 Costs. The Borrower agrees to pay to the Bank all filing fees and expenses incurred or accrued by the Bank in connection with the preparation, execution, delivery and filing of this Loan Agreement, the Security Instruments and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. The Borrower further agrees that such foregoing fees and expenses shall be paid regardless of whether or not the transactions provided for in this Loan Agreement are eventually closed and whether or not any sums are advanced to the Borrower by the Bank.

9.13 Severability. The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Loan Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

9.14 Exceptions to Covenants. The Borrower shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

9.15 WAIVER OF JURY; CERTIFICATIONS. BORROWER AND BANK FULLY, VOLUNTARILY, IRREVOCABLY, UNCONDITIONALLY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND/OR THE SECURITY INSTRUMENTS. BORROWER AND BANK AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE BANK AND THE BORROWER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, THE BANK OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (II) ACKNOWLEDGES THAT IT AND THE BANK HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

9.16 USA PATRIOT Act Notice. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the

Borrower: When Borrower opens an account, the Bank will ask for the Borrower’s name, residential address, tax identification number, and other information that will allow the Bank to identify the Borrower, including the Borrower’s date of birth if the Borrower is an individual. The Bank may also ask, if the Borrower is an individual, to see the Borrower’s driver's license or other identifying documents, and, if the Borrower is not an individual, to see the Borrower’ legal organizational documents or other identifying documents. The Bank will verify and record the information the Bank obtains from the Borrower pursuant to the USA PATRIOT Act, and will maintain and retain that record in accordance with the regulations promulgated under the USA PATRIOT Act.

9.17 Not a Reportable Transaction. The parties signatory hereto acknowledge and stipulate and the Borrower represents to the Bank that the transactions contemplated by this Loan Agreement do not constitute a "Reportable Event" as that term is described and defined in regulations of the Treasury Department of the United States.

9.18 Indemnification. Borrower agrees to indemnify and hold harmless the Bank and its respective officers, employees, agents, attorneys and representatives (singularly, an “Indemnified Party”, and collectively, the “Indemnified Parties”) from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Bank, including all local counsel hired by such counsel) (“Claim”) incurred by the Bank in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby unless such claim arises out of an Indemnified Party’s gross negligence or willful misconduct. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Bank hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrower to the Bank hereunder and under the Advancing Notes, provided that the Borrower shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except that Borrower shall not be obligated to indemnify any Indemnified Party for any Claim resulting from or exacerbated by Bank’s failure to deliver written notice to Borrower of such claim within a reasonable amount of time after Bank’s learning of such claim). The Indemnified Party shall have the right to employ, at the Borrower’s expense, counsel of the Indemnified Parties’ choosing and to control the defense of the Claim. The Borrower may at their expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of any liability including strict liability imposed or threatened to be imposed on Bank as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim. It is not the intent of this Section to excuse any breach by the Bank of this Agreement.

9.19 Third-Party Beneficiary. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective assigns, any rights or remedies under or by reason of this Agreement, and no third party shall have any right to compel or effect any advance, disbursement, or other benefit described herein.

9.20 Selective Enforcement. In the event either party elects selectively and successively to enforce its rights under any one or more of the instruments securing payment of the Advancing Notes, or the Loan Documents, such action will not be deemed a waiver or discharge of any other lien or encumbrance securing payment of the Advancing Notes until such time as the Bank shall have been paid in full all sums advanced by the Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered effective as of the day and year first above written.

Stabilis Solutions, Inc.
By:
Andrew L. Puhala
Sr. Vice President & CFO

"Borrower"

AmeriState Bank, a state banking corporation
By:
Joe Geisler, Vice President

"Bank"